Exhibit 21.1

BABCOCK & WILCOX ENTERPRISES, INC.
SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
YEAR ENDED DECEMBER 31, 2015

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
Americon Equipment Services, Inc.	Delaware	100
Americon, Inc.	Delaware	100
B&W de Panama, Inc.	Panama	100
B&W PGG Luxembourg Canada Holdings SARL	Luxembourg	100
B&W PGG Luxembourg Finance SARL	Luxembourg	100
B&W PGG Luxembourg Holdings SARL	Luxembourg	100
Babcock & Wilcox Beijing Company, Ltd.	China	50
Babcock & Wilcox Construction Co., Inc.	Delaware	100
Babcock & Wilcox de Monterrey, S.A. de C.V.	Mexico	100
Babcock & Wilcox Ebensburg Power, LLC	Delaware	100
Babcock & Wilcox Equity Investments, LLC	Delaware	100
Babcock & Wilcox Global Sales & Services - Chile SpA	Chile	100
Babcock & Wilcox Global Sales & Services SARL	Luxembourg	100
Babcock & Wilcox Holdings, Inc.	Delaware	100
Babcock & Wilcox India Holdings, Inc.	Delaware	100
Babcock & Wilcox India Private Limited	India	100
Babcock & Wilcox International Investments Co., Inc.	Panama	100
Babcock & Wilcox International Sales and Service Corporation	Delaware	100
Babcock & Wilcox International, Inc.	Delaware	100
Babcock & Wilcox MEGTEC Holdings, Inc.	Delaware	100
Babcock & Wilcox Monterrey Finance SARL	Luxembourg	100
Babcock & Wilcox Power Generation Group Canada Corp.	Nova Scotia	100
Babcock & Wilcox Singapore Pte. Ltd.	Singapore	100
Babcock & Wilcox Slovakia s.r.o.	Slovakia	100
Babcock & Wilcox Technology, LLC	Delaware	100
Babcock & Wilcox UK Ltd.	United Kingdom	100
Babcock & Wilcox Volund A/S	Denmark	100
BWL Energy (Teesside) Ltd.	Northern Ireland	50
Dampkraft Insurance Company	South Carolina	100
Delta Power Services, LLC	Delaware	100
Diamond Operating Co., Inc.	Delaware	100
Diamond Power (Australia) Pty. Limited	Australia	*
Diamond Power Australia Holdings, Inc.	Delaware	100
Diamond Power Central & Eastern Europe s.r.o.	Czech Republic	100
Diamond Power China Holdings, Inc.	Delaware	100
Diamond Power do Brasil Limitada	Brazil	100
Diamond Power Equity Investments, Inc.	Delaware	100
Diamond Power Finland OY	Finland	100
Diamond Power Germany GmbH	Germany	95

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
Diamond Power International, Inc.	Delaware	100
Diamond Power Machine (Hubei) Co., Inc.	China	50
Diamond Power Services S.E.A. Ltd.	Thailand	50
Diamond Power Specialty (Proprietary) Limited	Republic of South Africa	100
Diamond Power Specialty Limited	United Kingdom	100
Diamond Power Sweden AB	Sweden	100
DPS Anson, LLC	Delaware	100
DPS Berlin, LLC	Delaware	100
DPS Cadillac, LLC	Delaware	100
DPS Florida, LLC	Delaware	100
DPS Gregory, LLC	Delaware	100
DPS Mecklenburg, LLC	Delaware	100
DPS Piedmont, LLC	Delaware	100
Ebensburg Energy, LLC	Delaware	100
Ebensburg Investors Limited Partnership	Pennsylvania	100
Ebensburg Power Company	Pennsylvania	100
Gotaverken Miljo AB	Sweden	100
Greenbank Terotech Pty. Limited	Australia	*
Halley & Mellowes Pty. Ltd.	Australia	50
Loibl Allen-Sherman-Hoff GmbH	Germany	100
Measurement Resources Pty. Ltd.	Australia	*
MEGTEC Energy & Environmental LLC	Delaware	100
MEGTEC Environmental Limited	United Kingdom	100
MEGTEC IEPG BV	Netherlands	100
MEGTEC India Holdings, LLC	Delaware	100
MEGTEC Systems AB	Sweden	100
MEGTEC Systems Amal AB	Sweden	100
MEGTEC Systems Australia, Inc.	Delaware	100
MEGTEC Systems India Private Ltd.	India	100
MEGTEC Systems Limited	United Kingdom	100
MEGTEC Systems S.A.S.	France	100
MEGTEC Systems Shanghai Ltd.	China	100
MEGTEC Systems, Inc.	Delaware	100
MEGTEC Thermal Energy & Environmental Technology (Shanghai), LTD.	China	100
MEGTEC TurboSonic Inc.	Ontario	100
MEGTEC TurboSonic Technologies, Inc.	Delaware	100
MTS Asia, Inc.	Delaware	100
MTS Environmental GmbH	Germany	100
O&M Holding Company	Delaware	100
P. T. Babcock & Wilcox Asia	Indonesia	100
Palm Beach Resource Recovery Corporation	Florida	100
POGC Sensor Technology Pty. Limited	Australia	*
Power Systems Operations, Inc.	Delaware	100

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
Revloc Reclamation Service, Inc.	Delaware	100
Servicios de Fabricacion de Valle Soleado, S.A. de C.V.	Mexico	100
Servicios Profesionales de Valle Soleado, S.A. de C.V.	Mexico	100
SOFCo - EFS Holdings LLC	Delaware	100
Techniplan Pty. Ltd.	Australia	*
The Babcock & Wilcox Company	Delaware	100
Thermax Babcock & Wilcox Energy Solutions Private Limited	India	49
Valveco Industries Pty. Ltd.	Australia	*

*Owned by Halley & Mellowes Pty. Ltd.